Exhibit 4.01

Execution Copy

SERIES 2016-E-I SUPPLEMENT

Dated as of June 7, 2016

to

POOLING AND SERVICING AGREEMENT

Dated as of May 16, 1996,

as amended and restated as of January 1, 2006

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

Series 2016-E-I

among

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC

as Transferors

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

as Servicer

and

THE BANK OF NEW YORK MELLON

as Trustee

on behalf of the Series 2016-E-I Certificateholders

-i-

TABLE OF CONTENTS

(continued)

-ii-

SERIES 2016-E-I SUPPLEMENT, dated as of June 7, 2016 (this “Supplement”), among AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, a Delaware corporation, AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, a Delaware limited liability company, and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, a Delaware limited liability company, as Transferors, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation, as Servicer, and THE BANK OF NEW YORK MELLON, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as Trustee.

Pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (as amended and restated and as otherwise amended and supplemented, the “Agreement”), among the Transferors, the Servicer and the Trustee, the AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST (the “Trust”) has been created. Section 6.03 of the Agreement provides that the Transferors may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

Pursuant to this Supplement, the Transferors and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

ARTICLE I

Creation of the Series 2016-E-I Certificates

Section 1.01. Designation.

(a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known as “American Express Credit Account Master Trust, Series 2016-E-I.” The Series 2016-E-I Certificates shall be issued in one Class known as the “Series 2016-E-I 4.88% Asset Backed Certificates.”

(b) Series 2016-E-I shall not be included in a Group. Series 2016-E-I shall be a Principal Sharing Series. Series 2016-E-I shall be an Excess Allocation Series. Series 2016-E-I shall not be subordinated to any other Series. Notwithstanding any provision in the Agreement or in this Supplement to the contrary, the first Distribution Date with respect to Series 2016-E-I shall be the July 2016 Distribution Date and the first Monthly Period shall begin on and include the Closing Date and end on and include June 30, 2016.

(c) Except to the extent the Series 2016-E-I Certificates are beneficially owned by Persons other than the Transferors or their direct owners, the provisions of Section 3.07 of the Agreement shall not cause the Series 2016-E-I Certificates to be treated as debt for federal, state and local income and franchise tax purposes, but rather the Transferors intend, and together with the Series 2016-E-I Certificateholders agree, to treat the Series 2016-E-I Certificates for federal, state and local income and franchise tax purposes as representing an equity interest in the assets of the Trust.

ARTICLE II

Definitions

Section 2.01. Definitions.

(a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Additional Interest” shall have the meaning specified in subsection 4.02(a).

“Available Funds” shall mean, with respect to any Monthly Period, an amount equal to the sum of the Investor Finance Charge Collections for such Monthly Period.

“Available Principal Collections” shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the Principal Allocation Percentage of Series 2016-E-I Allocable Principal Collections received during such Monthly Period minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.08 are required to be applied to any Referenced Series on the related Distribution Date, (b) any Shared Principal Collections with respect to other Series that are allocated to Series 2016-E-I in accordance with Section 4.04 of the Agreement and Section 4.11 of this Supplement, and (c) any other amounts which pursuant to Section 4.05 or 4.07 of this Supplement are to be treated as Available Principal Collections with respect to the related Distribution Date.

“Base Rate” shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Monthly Interest and the Monthly Servicing Fee with respect to the related Distribution Date and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

“Certificate Purchase Agreement” shall mean the Certificate Purchase Agreement, dated as of the date hereof, among the Transferors, TRS, as administrative agent, and RFC II, RFC III and RFC IV, as initial purchasers.

“Certificate Rate” shall mean, for any Interest Accrual Period with respect to the Series 2016-E-I Certificates, a per annum rate equal to 4.88%.

“Closing Date” shall mean June 7, 2016; provided that, for purposes of determining the date on which the first Monthly Period begins, the Closing Date shall be deemed to be the close of business on May 31, 2016.

“Distribution Date” shall mean July 15, 2016, and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Early Amortization Period” shall mean the period commencing at the close of business on the Business Day immediately preceding the day on which a Pay-Out Event with respect to Series 2016-E-I is deemed to have occurred, and ending on the first to occur of (i) the payment in full of the Invested Amount or (ii) the Series 2016-E-I Termination Date.

“Excess Finance Charge Collections” shall mean collections of Finance Charge Receivables and certain other amounts allocable to the Certificateholders’ Interest of any Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables.

“Excess Spread” shall mean, with respect to any Distribution Date, the amount, if any, specified pursuant to subsections 4.05(a)(v) with respect to such Distribution Date.

“Excess Spread Percentage” for any Monthly Period shall be equal to the Series Adjusted Portfolio Yield for such Monthly Period minus the Base Rate for such Monthly Period.

“Expected Final Payment Date” shall mean the latest Scheduled Partial Amortization Date.

“Finance Charge Shortfall” shall have the meaning specified in Section 4.09.

“Fitch” means Fitch Ratings, Inc. or its successor.

“Floating Allocation Percentage” shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Monthly Period (or, with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the product of (x) the Series 2016-E-I Allocation Percentage with respect to such Monthly Period and (y) the sum of (i) the total amount of Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and (ii) the principal amount on deposit in the Special Funding Account as of such last day (or with respect to the first Monthly Period, as of the Closing Date); provided, however, that with respect to any Monthly Period in which an Addition Date for an Aggregate Addition or a Removal Date occurs the amount in (y)(i) above shall be (1) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period.

“Initial Invested Amount” shall mean $26,013,000.

“Initial Scheduled Partial Amortization Amount” shall mean, with respect to each Referenced Series, the Initial Scheduled Partial Amortization Amount set forth on Schedule 1 hereto corresponding to such Referenced Series.

“Interest Accrual Period” shall mean, with respect to any Distribution Date, the period (a) from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) and (b) to but excluding such Distribution Date.

“Interest Shortfall” shall have the meaning specified in subsection 4.02(a).

“Invested Amount” shall mean, on any date of determination, the aggregate amount of the Scheduled Partial Amortization Amounts for all Referenced Series.

“Investor Charge-Offs” shall have the meaning specified in subsection 4.06.

“Investor Default Amount” shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Series 2016-E-I Allocable Defaulted Amount for the related Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

“Investor Finance Charge Collections” shall mean with respect to any Distribution Date, an amount equal to the product of (a) the Floating Allocation Percentage for the related Monthly Period and (b) Series 2016-E-I Allocable Finance Charge Collections deposited in the Collection Account for the related Monthly Period.

“Monthly Interest” shall have the meaning specified in subsection 4.02(a).

“Monthly Receivables Percentage” shall mean, for any day, the percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the aggregate amount of Principal Receivables outstanding in the Trust attributable to the Transferor or Account Owner with respect to which an Insolvency Event or a Transfer Restriction Event has occurred, and the denominator of which is an amount equal to the sum of the aggregate amount of Principal Receivables outstanding in the Trust, in each as of the last day of the immediately preceding Monthly Period.

“Monthly Servicing Fee” shall have the meaning specified in subsection 3.01.

“Pay-Out Event” shall mean any Pay-Out Event specified in Section 6.01.

“Principal Allocation Percentage” shall mean, with respect to any day during a Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period and any Scheduled Partial Amortization Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Initial Invested Amount) and (b) during the Early Amortization Period, the Series Adjusted Invested Amount for Series 2016-E-I as of the close of business on the date on which the Revolving Period shall have terminated and the denominator of which is the product of (x) the sum of (i) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the total amount of Principal Receivables in the Trust as of the Closing Date) and (ii) the principal amount on deposit in the Special Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (y) the Series 2016-E-I Allocation Percentage as of the last day of the immediately preceding Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date for an Aggregate Addition or a Removal Date occurs the amount in (x)(i) above shall be (1) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period.

“Reallocated Principal Collections” shall mean, with respect to any Monthly Period, the Series 2016-E-I Allocable Principal Collections deposited in the Collection Account for such Monthly Period.

“Reassignment Amount” shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Invested Amount on such Distribution Date, plus (ii) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 2016-E-I Certificateholders on a prior Distribution Date, plus (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 2016-E-I Certificateholders on a prior Distribution Date.

“Referenced Series” shall mean each Referenced Series identified on Schedule 1 hereto.

“Referenced Series Invested Amount,” with respect to a Referenced Series, shall mean “Invested Amount,” as defined in the related Referenced Series Supplement.

“Referenced Series Shortfall,” with respect to a Referenced Series for any Distribution Date, shall mean an amount equal to the “Finance Charge Shortfall” (as defined in the applicable Referenced Series Supplement) remaining after giving effect to Sections 4.05, 4.06, 4.07, 4.08 and 4.09 of the related Referenced Series Supplement on such Distribution Date.

“Referenced Series Shortfall Coverage Amount” shall mean, with respect to each Referenced Series for any Distribution Date, an amount equal to the product of (x) the amount available for distribution pursuant to Section 4.05(a)(ii) for such Distribution Date and (y) a fraction, the numerator of which is the Referenced Series Shortfall for such Referenced Series for such Distribution Date and the denominator of which is the aggregate amount of Referenced Series Shortfalls with respect to all the Referenced Series for such Distribution Date.

“Referenced Series Supplement” shall mean, with respect to each Referenced Series, the Supplement relating to such Referenced Series, dated as of the Series Issuance Date identified on Schedule 1 hereto, a copy of which is attached hereto as specified on Schedule 1.

“Referenced Series Termination Date,” with respect to each Referenced Series, shall mean the “Series 20[    ]-[  ] Termination Date,” as defined in the related Referenced Series Supplement, it being understood that the reference to “Series 20[    ]-[  ]” in this definition shall be read to be a reference to the applicable series designation of such Referenced Series.

“Referenced Series Transfer Agreement,” with respect to a Referenced Series, shall mean “Transfer Agreement,” as defined in the related Referenced Series Supplement.

“Required Amount” shall have the meaning specified in subsection 4.04.

“Revolving Period” shall mean the period beginning at the close of business on the Series Cut-Off Date and ending on the close of business on the day immediately preceding the day the Early Amortization Period commences; provided, however, that the Revolving Period shall be temporarily suspended for the duration of any Scheduled Partial Amortization Period.

“Scheduled Partial Amortization Amount” shall mean, with respect to any Referenced Series, on any date of determination, an amount equal to (a) the Initial Scheduled Partial Amortization Amount for such Referenced Series, minus (b) the aggregate amount of principal payments made to the Series 2016-E-I Certificateholders in respect of such Referenced Series on or prior to such date, minus (c) an amount equal to such Referenced Series pro rata share of the aggregate amount of Investor Charge-Offs for all prior Distribution Dates pursuant to subsection 4.06, minus (d) the aggregate amount of Reallocated Principal Collections allocated on all prior Distribution Dates pursuant to Section 4.08 allocable to such Referenced Series; plus (e) the amount allocated and available on all prior Distribution Dates pursuant to subsections 4.07(b) and 4.07(d), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d), respectively; provided, however, that no Scheduled Partial Amortization Amount may be reduced below zero.

“Scheduled Partial Amortization Date” shall mean, with respect to each Referenced Series, the Distribution Date occurring in the second Monthly Period following the earlier of (i) the Monthly Period in which the related Referenced Series Invested Amount is paid in full in accordance with the related Referenced Series Supplement and (ii) the Monthly Period in which related Referenced Series Termination Date occurs.

“Scheduled Partial Amortization Percentage” shall mean, with respect to any Scheduled Partial Amortization Period, a fraction, expressed as a percentage, the numerator of which is the aggregate Scheduled Partial Amortization Amounts scheduled to be paid on the related Scheduled Partial Amortization Date and the denominator of which is the Invested Amount as of the first day of such Scheduled Partial Amortization Period.

“Scheduled Partial Amortization Period” shall mean the period beginning on the first day of the Monthly Period immediately preceding the Monthly Period in which a Scheduled Partial Amortization Date is to occur, and ending on the earlier of (i) the Distribution Date on which the Scheduled Partial Amortization Amount for the related Referenced Series has been paid in full; and (ii) the commencement of the Early Amortization Period.

“Series 2016-E-I” shall mean the Series of Certificates the terms of which are specified in this Supplement.

“Series 2016-E-I Allocable Defaulted Amount” shall mean the Series Allocable Defaulted Amount with respect to Series 2016-E-I.

“Series 2016-E-I Allocable Finance Charge  Collections” shall mean the Series Allocable Finance Charge Collections with respect to Series 2016-E-I.

“Series 2016-E-I Allocable Principal Collections” shall mean the Series Allocable Principal Collections with respect to Series 2016-E-I.

“Series 2016-E-I Allocation Percentage” shall mean the Series Allocation Percentage with respect to Series 2016-E-I.

“Series 2016-E-I Certificate” shall mean any one of the Certificates executed by the Transferors and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A.

“Series 2016-E-I Certificateholder” shall mean each Person in whose name a Series 2016-E-I Certificate is registered in the Certificate Register at the time of determination.

“Series 2016-E-I Certificateholders’ Interest” shall mean the Certificateholders’ Interest for Series 2016-E-I.

“Series 2016-E-I Principal Shortfall” shall have the meaning specified in Section 4.11.

“Series 2016-E-I Termination Date” shall mean the Distribution Date in the thirty-first month following the Expected Final Payment Date.

“Series 2016-E-II Shortfall” shall mean, for any Distribution Date, the excess of (a) the full amount required to be paid, without duplication, pursuant to Sections 4.05(a)(i), 4.05(a)(iii) and 4.05(a)(iv) and Section 4.07(b) through 4.07(d) of the Series 2016-E-II Supplement over (b) the amount applied pursuant to such sections of the Series 2016-E-II Supplement on such Distribution Date.

“Series 2016-E-II Supplement” shall mean the Series 2016-E-II Supplement, dated as of the date hereof, among the Transferors, the Servicer and the Trustee, a copy of which is attached hereto as Exhibit E.

“Series Adjusted Portfolio Yield” shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, (A) the numerator of which is equal to (a) Investor Finance Charge Collections with respect to such Monthly Period, plus (b) provided that each Rating

Agency has consented in writing to the inclusion thereof in calculating the Series Adjusted Portfolio Yield, any Excess Finance Charge Collections that are allocated to Series 2016-E-I with respect to such Monthly Period, minus (c) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and (B) the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

“Series Cut-Off Date” shall mean the close of business on June 7, 2016.

“Series Invested Amount” shall mean, on any date of determination, the aggregate amount of the Initial Scheduled Partial Amortization Amounts for all Referenced Series outstanding on such date.

“Series Required Transferor Amount” shall mean an amount equal to 7% of the Invested Amount.

“Servicing Base Amount” shall have the meaning specified in Section 3.01.

“Servicing Fee Rate” shall mean 2.0% per annum.

“Special Payment Date” shall mean each Distribution Date with respect to the Early Amortization Period.

“Transfer” shall have the meaning specified in subsection 9.04(b).

“Transferor Percentage” shall mean 100% minus (a) the Floating Allocation Percentage, when used at any time with respect to Finance Charge Receivables and Defaulted Receivables, or (b) the Principal Allocation Percentage, when used at any time with respect to Principal Receivables.

(b) Notwithstanding anything to the contrary in this Supplement or the Agreement, the term “Rating Agency” shall mean, whenever used in this Supplement or the Agreement with respect to Series 2016-E-I, Fitch, Moody’s and Standard & Poor’s. As used in this Supplement and in the Agreement with respect to Series 2016-E-I, “highest investment category” shall mean (i) in the case of Fitch, AAAsf or F1+sf, as applicable, (ii) in the case of Standard & Poor’s, AAAsf or A-1+sf, as applicable and (ii) in the case of Moody’s, Aaa (sf) or P-1 (sf), as applicable.

(c) Each capitalized term defined herein shall relate to the Series 2016-E-I Certificates and no other Series of Certificates issued by the Trust, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term “including” means “including without limitation.”

ARTICLE III

Servicing Fee

Section 3.01. Servicing Compensation. The share of the Servicing Fee allocable to the Series 2016-E-I Certificateholders with respect to any Distribution Date (the “Monthly Servicing Fee”) shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) (i) the Invested Amount as of the last day of the Monthly Period preceding such Distribution Date minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and the Series 2016-E-I Allocation Percentage with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the “Servicing Base Amount”). The remainder of the Servicing Fee shall be paid by the Holders of the Transferor Certificates or the investor certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Series 2016-E-I Certificateholders be liable for the share of the Servicing Fee to be paid by the Holders of the Transferor Certificates or the investor certificateholders of any other Series. To the extent that the Monthly Servicing Fee is not paid in full pursuant to the preceding provisions of this Section 3.01, and Sections 4.05 and 4.07, it shall be paid by the Holders of the Transferor Certificates.

ARTICLE IV

Rights of Series 2016-E-I Certificateholders and

Allocation and Application of Collections

Section 4.01. Collections and Allocations.

(a) Allocations. Collections of Finance Charge Receivables and Principal Receivables and Defaulted Receivables allocated to Series 2016-E-I pursuant to Article IV of the Agreement shall be allocated and distributed or reallocated as set forth in this Article.

(b) Payments to the Transferor. The Servicer shall on each Deposit Date withdraw from the Collection Account and pay to the Holders of the Transferor Certificates the following amounts:

(i) an amount equal to the Transferor Percentage for the related Monthly Period of Series 2016-E-I Allocable Finance Charge Collections to the extent such amount is deposited in the Collection Account; and

(ii) an amount equal to the Transferor Percentage for the related Monthly Period of Series 2016-E-I Allocable Principal Collections deposited in the Collection Account, if the Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds zero.

The withdrawals to be made from the Collection Account pursuant to this subsection 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including payment of the purchase price for the Certificateholders’ Interest pursuant to Section 2.06 or 10.01 of the Agreement, payment of the purchase price for the Series 2016-E-I Certificateholders’ Interest pursuant to Section 7.01 of this Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 9.01 or 12.02 of the Agreement.

(c) Allocations to the Series 2016-E-I Certificateholders. The Servicer shall, prior to the close of business on each Deposit Date, allocate to the Series 2016-E-I Certificateholders the following amounts as set forth below:

(i) Allocations of Finance Charge Collections. The Servicer shall allocate to the Series 2016-E-I Certificateholders and retain in the Collection Account for application as provided herein an amount equal to the product of (A) the Floating Allocation Percentage and (B) the Series 2016-E-I Allocation Percentage and (C) the aggregate amount of Collections of Finance Charge Receivables deposited in the Collection Account on such Deposit Date.

(ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 2016-E-I Certificateholders the following amounts as set forth below:

(x) Allocations During the Revolving Period. During the Revolving Period an amount equal to the product of (I) the Principal Allocation Percentage, (II) the Series 2016-E-I Allocation Percentage and (III) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date shall be allocated to the Series 2016-E-I Certificateholders and first, if any other Principal Sharing Series is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date, and second paid to the Holders of the Transferor Certificates; provided, however, that such amount to be paid to the Holders of the Transferor Certificates on any Deposit Date shall be paid to such Holders only if the Transferor Amount on such Deposit Date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

(y) Allocations During the Early Amortization Period or any Scheduled Partial Amortization Period. During the Early Amortization Period or any Scheduled Partial Amortization Period, an amount equal to the product of (A) the Principal Allocation Percentage, (B) the Series 2016-E-I Allocation Percentage and (C) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2016-E-I Certificateholders and (1) during the Early Amortization Period all such Collections shall be retained in the Collection Account until applied as provided herein and (2) during any Scheduled Partial Amortization Period, an amount equal to the Scheduled Partial Amortization Percentage of such Collections shall be deposited in the Collection Account to make any distribution provided for pursuant to Section 4.05(f) and otherwise first, if any other Principal Sharing Series is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date, and second, paid to the Holders of the Transferor Certificates; provided, however, that such amount to be paid to the Holders of the Transferor Certificates on any Deposit Date shall be paid to such Holders only if the Transferor Amount on such Deposit Date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account; provided further, however, that after the date on which an amount of such Collections equal to (I) during the Early Amortization Period, the Invested Amount has been deposited into the Collection Account and allocated to the Series 2016-E-I Certificateholders or (II) during the related Scheduled Partial Amortization Period, the Scheduled Partial Amortization Amount has been deposited into the Collection Account and allocated to the Series 2016-E-I Certificateholders, the remainder that has not been so deposited and allocated shall be first, if any other

Principal Sharing Series is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date, and second paid to the Holders of the Transferor Certificates only if the Transferor Amount on such date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

Section 4.02. Determination of Monthly Interest.

(a) The amount of monthly interest (“Monthly Interest”) distributable from the Collection Account with respect to the Series 2016-E-I Certificates on any Distribution Date shall be an amount equal to one-twelfth of the product of (i) the Certificate Rate and (ii) the Invested Amount of the Series 2016-E-I Certificates as of close of business on the immediately preceding Record Date; provided that Monthly Interest for the first Distribution Date shall be an amount equal to $133,995.85.

On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the “Interest Shortfall”), of (x) the Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Monthly Interest on such Distribution Date. If the Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Interest Shortfall is fully paid, an additional amount (“Additional Interest”) equal to one-twelfth of the product of (i) the sum of (x) the Certificate Rate and (y) 2.0% per annum and (ii) such Interest Shortfall (or the portion thereof which has not been paid to the Series 2016-E-I Certificateholders) shall be payable as provided herein with respect to the Series 2016-E-I Certificates. Notwithstanding anything to the contrary herein, Additional Interest shall be payable or distributed to the Series 2016-E-I Certificateholders only to the extent permitted by applicable law.

Section 4.03. [Reserved].

Section 4.04. Required Amount.

With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the “Required Amount”), if any, by which (x) the sum of (i) aggregate Referenced Series Shortfall Coverage Amounts for such Distribution Date, (ii) Monthly Interest for such Distribution Date, (iii) any Monthly Interest previously due but not paid to the Series 2016-E-I Certificateholders on a prior Distribution Date, (iv) any Additional Interest for such Distribution Date and (v) any Additional Interest previously due but not paid to the Series 2016-E-I Certificateholders on a prior Distribution Date, (vi) if TRS or an Affiliate of TRS is no longer the Servicer, the Monthly Servicing Fee for such Distribution Date, (vii) if TRS or an Affiliate of TRS is no longer the Servicer, any Monthly Servicing Fee previously due but not paid to the Servicer, and (viii) the Investor Default Amount, if any, for such Distribution Date exceeds (y) the Available Funds. In the event that the difference between (x) the Required Amount for such Distribution Date and (y) the amount of Excess Spread and Excess Finance Charge Collections applied with respect thereto pursuant to subsection 4.07(a) on such Distribution Date is greater than zero, the Servicer shall give written notice to the Transferors and the Trustee of such excess Required Amount on the date of computation.

Section 4.05. Application of Available Funds and Available Principal Collections. The Servicer shall apply, or shall cause the Trustee to apply by written instruction to the Trustee substantially in the form of Exhibit B, on each Distribution Date, Available Funds and Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions or applications:

(a) On each Distribution Date, an amount equal to the Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

(i) if TRS or an Affiliate of TRS is no longer the Servicer, an amount equal to the Monthly Servicing Fee for such Distribution Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

(ii) if the aggregate amount of Referenced Series Shortfalls for the Referenced Series then outstanding is greater than zero, an amount equal to the Referenced Series Shortfall Coverage Amount for each Referenced Series shall be applied in accordance with, and in the priority set forth in, Sections 4.07(a), 4.07(b), 4.07(c), 4.07(d), 4.07(e), 4.07(f), 4.07(g), 4.07(h), 4.07(i) and 4.07(k) of the related Referenced Series Supplement;

(iii) an amount equal to the Investor Default Amount for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date;

(iv) an amount equal to Monthly Interest for such Distribution Date, plus the amount of any Monthly Interest previously due but not distributed to of Series 2016-E-I Certificateholders on a prior Distribution Date, plus the amount of any Additional Interest for such Distribution Date and any Additional Interest previously due but not distributed to Series 2016-E-I Certificateholders on a prior Distribution Date, shall be distributed to the Paying Agent for payment to the Series 2016-E-I Certificateholders; and

(v) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as set forth in Section 4.07.

(b) [Reserved].

(c) [Reserved].

(d) On each Distribution Date with respect to the Revolving Period and not during any Scheduled Partial Amortization Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement.

(e) [Reserved].

(f) On each Distribution Date with respect to the Early Amortization Period or any Scheduled Partial Amortization Period, an amount equal to Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be distributed or deposited in the following order of priority:

(i) (A) during any Scheduled Partial Amortization Period, an amount equal to the lesser of (x) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date and (y) the aggregate Scheduled Partial Amortization Amount scheduled to be paid on the related Scheduled Partial Amortization Date shall be distributed to the Series 2016-E-I Certificateholders and (B) during the Early Amortization Period, an amount up to the Invested Amount on such Distribution Date shall be distributed to Series 2016-E-I Certificateholders; and

(ii) in the case of the Early Amortization Period or any Scheduled Partial Amortization Period, for each Distribution Date, after giving effect to paragraph (i) above, an amount equal to the balance, if any, of such Available Principal Collections will be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement.

Section 4.06. Defaulted Amounts; Investor Charge-Offs. On each Determination Date, the Servicer shall calculate the Investor Default Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Investor Default Amount for the related Monthly Period exceeds the funds available for application under Section 4.05(a)(iii) after application of amounts distributed in accordance with Section 4.07(a), each Scheduled Partial Amortization Amount shall be reduced by the related Referenced Series’ pro rata share of the amount of such excess, but not by more than the lesser of the related Referenced Series’ pro rata share of the Investor Default Amount and such Scheduled Partial Amortization Amount (the aggregate amount of such reductions to the Scheduled Partial Amortization Amounts, an “Investor Charge-Off”). Investor Charge-Offs shall thereafter be reimbursed and the Scheduled Partial Amortization Amounts increased (but not by an amount in excess of the aggregate unreimbursed Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charge Collections allocated and available for that purpose pursuant to subsection 4.07(b).

Section 4.07. Excess Spread; Excess Finance Charge Collections. The Servicer shall apply, or shall cause the Trustee to apply by written instruction to the Trustee substantially in the form of Exhibit B, on each Distribution Date, Excess Spread and Excess Finance Charge Collections allocated to Series 2016-E-I with respect to the related Monthly Period, to make the following distributions, applications or deposits in the following order of priority:

(a) an amount equal to the Required Amount, if any, with respect to such Distribution Date shall be distributed by the Trustee to fund the Required Amount in accordance with, and in the priority set forth in, subsections 4.05(a)(i), (ii), (iii) and (iv);

(b) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed shall be treated as a portion of Available Principal Collections for such Distribution Date;

(c) an amount equal to the Monthly Servicing Fee for such Distribution Date that has not been paid to the Servicer and any Monthly Servicing Fee due but not paid to the Servicer on a prior Distribution Date shall be paid to the Servicer;

(d) an amount equal to the aggregate amount by which the Scheduled Partial Amortization Amounts for all Referenced Series have been reduced pursuant to clause (d) of the definition of “Scheduled Partial Amortization Amount” (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

(e) [Reserved];

(f) if the Series 2016-E-II Shortfall is greater than zero after giving effect to all provisions of the Series 2016-E-II Supplement, an amount equal to the Series 2016-E-II Shortfall shall be applied in accordance with, without duplication, and in the priority set forth in, Sections 4.05(a)(i), 4.05(a)(iii) and 4.05(a)(iv) and Section 4.07(b) through 4.07(d) of the Series 2016-E-II Supplement; and

(g) the balance, if any, will be distributed to the Holders of the Transferor Certificates.

Section 4.08. Reallocated Principal Collections. If on any Distribution Date after giving effect to Sections 4.05 and 4.07, any Referenced Series has a Referenced Series Shortfall greater than zero, the Servicer shall cause the Trustee, by written instruction to the Trustee substantially in the form of Exhibit B, to apply an amount of Reallocated Principal Collections up to such Referenced Series’ pro rata share of the Reallocated Principal Collections to fund any deficiency with respect to such Referenced Series pursuant to Section 4.05(a)(ii).

On each Distribution Date, each Scheduled Partial Amortization Amount shall be reduced by the amount of Reallocated Principal Collections applied to the related Referenced Series on such Distribution Date.

Section 4.09. Excess Finance Charge Collections. Series 2016-E-I shall be an Excess Allocation Series. Subject to Section 4.05 of the Agreement, Excess Finance Charge Collections with respect to the Excess Allocation Series for any Distribution Date will be allocated to Series 2016-E-I in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2016-E-I for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series for such Distribution Date. The “Finance Charge Shortfall” for Series 2016-E-I for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to subsections 4.05(a) and subsections 4.07(a) through (f) on such Distribution Date over (b) the Investor Finance Charge Collections allocated to Series 2016-E-I with respect to the related Monthly Period.

Section 4.10. [Reserved].

Section 4.11. Shared Principal Collections. Subject to Section 4.04 of the Agreement, Shared Principal Collections for any Distribution Date will be allocated to Series 2016-E-I in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 2016-E-I Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series for such Distribution Date. The “Series 2016-E-I Principal Shortfall” will be equal to (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to any Scheduled Partial Amortization Period, the excess, if any, of the aggregate Scheduled Partial Amortization Amount scheduled to be paid on the related Scheduled Partial Amortization Date over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections), and (c) for any Distribution Date with respect to or the Early Amortization Period, the excess, if any, of the Invested Amount over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

Section 4.12. [Reserved].

Section 4.13. Investment Instructions.

(a) Any investment instructions required to be given to the Trustee pursuant to the terms hereof must be given to the Trustee no later than 10:30 a.m. (New York City time) on the date such investment is to be made. In the event the Trustee receives such investment instruction later than such time, the Trustee may, but shall have no obligation to, make such investment. In the event the Trustee is unable to make an investment required in an investment instruction received by the Trustee after 10:30 a.m. (New York City time) on such day, such investment shall be made by the Trustee on the next succeeding Business Day. In no event shall the Trustee be liable for any investment not made pursuant to investment instructions received after 10:30 a.m. (New York City time) on the day such investment is requested to be made.

(b) The Trustee shall hold each Eligible Investment that constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (i) such investment property at all times shall be credited to a securities account of the Trustee, (ii) all property credited to such securities account shall be treated as a financial asset, (iii) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (iv) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (v) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (vi) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Trustee), (vii) such agreement between such securities intermediary and the Trustee shall be governed by the laws of the State of New York, and (viii) such securities intermediary’s jurisdiction for purposes of the Uniform Commercial Code shall be the State of New York. The Trustee shall maintain possession of each other Eligible Investment in the State of New York, separate and apart from all other property held by the Trustee. Notwithstanding any other provision of this Supplement, the Trustee shall not hold any Eligible Investment through an agent except as expressly permitted by this Section 4.13(b). Each term used in this Section 4.13(b) and defined in the New York Uniform Commercial Code shall have the meaning set forth in the New York Uniform Commercial Code.

ARTICLE V

Distributions and Reports to

Series 2016-E-I Certificateholders

Section 5.01. Distributions.

(a) On each Distribution Date, the Paying Agent shall distribute to each Series 2016-E-I Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Series 2016-E-I Certificateholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Series 2016-E-I Certificates pursuant to this Supplement.

(b) On each Special Payment Date, on each Scheduled Partial Amortization Date and on the Expected Final Payment Date, the Paying Agent shall distribute (in accordance with the Certificate delivered by the Servicer pursuant to Section 3.04(b) of the Agreement) to each Series 2016-E-I Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Series 2016-E-I Certificateholder’s pro rata share of the amounts that are allocated and available on such date to pay principal of the Series 2016-E-I Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Invested Amount on such date (unless there has been an optional repurchase of the Series 2016-E-I Certificateholders’ Interest pursuant to Section 10.01 of the Agreement, in which event the foregoing limitation will not apply).

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) The distributions to be made pursuant to this Section 5.01 are subject to the provisions of Sections 2.06, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.01 and 8.02 of this Supplement.

(g) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 2016-E-I Certificateholders hereunder shall be made by wire transfer or check mailed to each Series 2016-E-I Certificateholder at such Series 2016-E-I Certificateholder’s address appearing in the Certificate Register without presentation or surrender of any Series 2016-E-I Certificate or the making of any notation thereon; provided, however, that with respect to Series 2016-E-I Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

(h) The distributions to be made pursuant to this Section 5.01 are to be made pursuant to the written instructions of the Servicer substantially in the form of Exhibit B.

Section 5.02. Reports and Statements to Series 2016-E-I Certificateholders.

(a) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall make available, and shall forward to each Series 2016-E-I Certificateholder upon request, a statement substantially in the form of Exhibit C-1 to this Supplement prepared by the Servicer and delivered to the Paying Agent.

(b) Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent and the Transferors (i) a statement substantially in the form of Exhibit C-1 to this Supplement prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit D.

(c) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 2016-E-I Certificateholder or any Certificate Owner thereof by a request in writing to the Servicer.

(d) On or before January 31 of each calendar year, beginning with calendar year 2017, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2016-E-I Certificateholder, a statement substantially in the form of Exhibit C-2 to this Supplement to the extent prepared by the Servicer and delivered to the Paying Agent for such calendar year or the applicable portion thereof during which such Person was a Series 2016-E-I Certificateholder, together with such information as is required to be provided by a paying agent under the Code (including Forms 1099 and other customary tax reporting information) and, to the extent prepared by the Servicer and delivered to the Paying Agent, such other information as is required to be provided by an issuer of indebtedness under the Code. The obligations of the Servicer and Paying Agent to prepare and deliver the statement substantially in the form of Exhibit C-2 to this Supplement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

ARTICLE VI

Pay-Out Events

Section 6.01. Pay-Out Events. If any one of the following events shall occur with respect to the Series 2016-E-I Certificates:

(a) the occurrence of an Insolvency Event relating to any Transferor or other holder of the Original Transferor Certificate;

(b) the Trust becomes an investment company within the meaning of the Investment Company Act;

(c) failure on the part of any Transferor (i) to make any payment or deposit required by the terms of the Agreement or this Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform any other covenants or agreements of the Transferors set forth in the Agreement or this Supplement, which failure has a material adverse effect on the Series 2016-E-I Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Transferor by the Trustee, or to the Transferors and the Trustee by any Holder of the Series 2016-E-I Certificates;

(d) any representation or warranty made by any Transferor in the Agreement or this Supplement, or any information contained in a computer file or microfiche list required to be delivered by any Transferor pursuant to Section 2.01 or subsection 2.08(f) of the Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Transferor by the Trustee, or to such Transferor and the Trustee by any Holder of the Series 2016-E-I Certificates and as a result of which the interests of the Series 2016-E-I Certificateholders are materially and adversely affected for such period; provided, however, that a Pay-Out Event pursuant to this subsection 6.01(d) shall not be deemed to have occurred hereunder if a Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period (or such longer period not to exceed an additional 60 days as the Trustee may specify) in accordance with the provisions of the Agreement;

(e) a failure by a Transferor to convey Receivables in Additional Accounts or Participation Interests to the Trust within five Business Days after the day on which it is required to convey such Receivables or Participation Interests pursuant to subsection 2.09(a) of the Agreement;

(f) any Servicer Default which would have an Adverse Effect shall occur;

(g) [Reserved];

(h) the Invested Amount shall not be paid in full on the Expected Final Payment Date;

(i) a Transfer Restriction Event shall occur;

(j) the occurrence of an Insolvency Event as defined in the Receivables Purchase Agreement relating to any Account Owner; or

(k) a Transfer Restriction Event as defined in the Receivables Purchase Agreements shall occur between an Account Owner and the related Transferor;

then, (A) in the case of any event described in subparagraph (c), (d) or (f), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the Investor Certificateholders of this Series evidencing more than 50% of the aggregate unpaid principal amount of the Investor Certificates of this Series by notice then given in writing to the Transferors and the Servicer (and to the Trustee if given by the Investor Certificateholders of this Series) may declare that a Pay-Out Event has occurred with respect to this Series as of the date of such notice; (B) in the case of any event described in subparagraph (b), (e), (g) or (h), a Pay-Out Event shall occur with respect to this Series without any notice or other action on the part of the Trustee or the Investor Certificateholders of this Series immediately upon the occurrence of such event; and (C) in the case of any event described in subparagraph (a), (i), (j) or (k), a Pay-Out Event shall occur with respect to this Series without any notice or other action on the part of the Trustee or the Investor Certificateholders of this Series immediately upon the occurrence of such event (or, in the case of clause (y) below, immediately following the expiration of the 60-day grace period), but only to the extent that (x) as of the date of such event, the average of the Monthly Receivables Percentage for the immediately preceding three Monthly Periods is equal to or greater than 10% or (y) as of the date of such event, the average of the Monthly Receivables Percentage for the immediately preceding three Monthly Periods is less than 10%, and within 60 days following the occurrence of the related Insolvency Event or Transfer Restriction Event, the aggregate amount of Principal Receivables outstanding in the Trust does not at least equal the Required Minimum Principal Balance (without giving effect to Principal Receivables attributable to the Transferor or the Account Owner with respect to which the Insolvency Event or the Transfer Restriction Event has occurred); provided, however, that no Pay-Out Event shall occur with respect to this Series until the date on which all Referenced Series Invested Amounts have been paid in full in accordance with the terms of the related Referenced Series Supplements.

ARTICLE VII

Optional Repurchase; Series Termination

Section 7.01. Optional Repurchase.

(a) So long as a Transferor is the Servicer or an Affiliate of the Servicer, on any day occurring on or after the date on which the Invested Amount is reduced to 5% or less of the Initial Invested Amount, such Transferor shall have the option to purchase the Series 2016-E-I Certificateholders’ Interest, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day. If, on the date on which a Transferor exercises such option, the long-term unsecured debt obligations of such Transferor purchasing the Series 2016-E-I Certificateholders’ Interest is not rated at least in the third highest rating category by the Rating Agency, such Transferor shall deliver to the Trustee, with a copy to the Rating Agency, an Officer’s Certificate of such Transferor which shall have attached to it the relevant fraudulent conveyance statute, if any, and set forth the factual basis for a conclusion that the exercise of such optional repurchase would not constitute a fraudulent conveyance of such Transferor.

(b) The Transferors shall give the Servicer and the Trustee at least 30 days prior written notice of the date on which the Transferors intend to exercise such purchase option. Not later than 12:00 noon, New York City time, on such day the Transferors shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount. Following the deposit of the Reassignment Amount into the Collection Amount in accordance with the foregoing, the Invested Amount for Series 2016-E-I shall be reduced to zero and the Series 2016-E-I Certificateholders shall have no further interest in the Receivables. The Reassignment Amount shall be distributed as set forth in subsection 8.01(b).

Section 7.02. Series Termination.

(a) If, on the second Distribution Date immediately preceding the Series 2016-E-I Termination Date, the Invested Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within the 40-day period which begins on such Distribution Date, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Series 2016-E-I Termination Date (after giving effect to all distributions required to be made on the Series 2016-E-I Termination Date, except pursuant to this Section 7.02). Such bids shall require that such sale shall (subject to subsection 7.02(b)) occur on the Series 2016-E-I Termination Date. No Transferor, any Affiliate thereof, any agent thereof or any other party consolidated with such Transferor for purposes of United States generally accepted accounting principles shall be entitled to participate in such bidding process or to purchase the Receivables.

(b) The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Series 2016-E-I Termination Date to the bidder who made the highest cash purchase offer. The proceeds of any such sale shall be treated as Collections on the Receivables allocated to the Series 2016-E-I Certificateholders pursuant to the Agreement and this Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During the period from the second Distribution Date immediately preceding the Series 2016-E-I Termination Date to the Series 2016-E-I Termination Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such Collections in accordance with the provisions of the Agreement and the Supplements.

ARTICLE VIII

Final Distributions

Section 8.01. Sale of Receivables or Certificateholders’ Interest pursuant to Section 2.06 or 10.01 of the Agreement and Section 7.01 or 7.02 of this Supplement.

(a) (i) The amount to be paid by the Transferors with respect to Series 2016-E-I in connection with a reassignment of Receivables to the Transferors pursuant to Section 2.06 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

(ii) The amount to be paid by the Transferors with respect to Series 2016-E-I in connection with a repurchase of the Certificateholders’ Interest pursuant to Section 10.01 of the Agreement shall equal the sum of (x) the Reassignment Amount for the Distribution Date of such repurchase and (y) the excess, if any, of (I) a price equivalent to the average of bids quoted on the Record Date preceding the date of repurchase or, if not a Business Day, on the next succeeding Business Day by at least two recognized dealers selected by the Trustee for the purchase by such dealers of a security which is similar to the Series 2016-E-I Certificates with a remaining maturity approximately equal to the remaining maturity of the Series 2016-E-I Certificates and rated by each Rating Agency in the rating category originally assigned to the Series 2016-E-I Certificates over (II) the portion of the Reassignment Amount attributable to the Series 2016-E-I Certificates.

(b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 or any amounts allocable to the Series 2016-E-I Certificateholders’ Interest deposited into the Collection Account pursuant to Section 7.02, the Trustee shall, in accordance with the written direction of the Servicer, not later than 12:00 noon, New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Series 2016-E-I Certificateholders and (y) an amount equal to the sum of (A) Monthly Interest for such Distribution Date, (B) any Monthly Interest previously due but not distributed to the Series 2016-E-I Certificateholders on a prior Distribution Date and (C) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 2016-E-I Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Series 2016-E-I Certificateholders and (ii) the balance, if any, will be paid to the Holders of the Transferor Certificates.

(c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to subsection 8.01(b) for payment to the Series 2016-E-I Certificateholders shall be deemed distributed in full to the Series 2016-E-I Certificateholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

Section 8.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables pursuant to Section 9.01 of the Agreement.

(a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to subsection 9.01(b) of the Agreement, the Trustee shall in accordance with the written direction of the Servicer (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) deduct an amount equal to the Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Series 2016-E-I Allocable Principal Collections and distribute such amount to the Paying Agent for payment to the Series 2016-E-I Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series 2016-E-I Allocable Principal Collections and (y) the Principal Allocation Percentage with respect to the related Monthly Period. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Series 2016-E-I Allocable Principal Collections and (B) the Principal Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amounts distributed to the Paying Agent pursuant to the preceding sentence, the excess shall be allocated to the Transferors’ Interest and shall be released to the Holders of the Transferor Certificates on such Distribution Date.

(b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall in accordance with the written direction of the Servicer (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the sum of (w) Monthly Interest for such Distribution Date, (x) any Monthly Interest previously due but not distributed to the Series 2016-E-I Certificateholders on a prior Distribution Date and (y) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 2016-E-I Certificateholders on a prior Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Series 2016-E-I Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series 2016-E-I Allocable Finance Charge Collections and (y) the Floating Allocation Percentage with respect to the related Monthly Period. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Series 2016-E-I Allocable Finance Charge Collections and (B) the Floating Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amount distributed to the Paying Agent pursuant to the preceding sentence, the excess shall be distributed to the Holders of the Transferor Certificates.

(c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to this Section for payment to the Series 2016-E-I Certificateholders shall be distributed in full to the Series 2016-E-I Certificateholders on the date on which funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

ARTICLE IX

Miscellaneous Provisions

Section 9.01. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 9.02. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 9.03. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.04. Private Placement of Series 2016-E-I Certificates; Assignment.

(a) The Series 2016-E-I Certificates have not been registered under the Act or any state securities law. The Series 2016-E-I Certificates shall bear a legend to the effect set forth in Exhibit A hereto. Neither the Transferors nor the Trustee are obligated to register the Series 2016-E-I Certificates under the Act or to take any other action not otherwise required under this Supplement or the Agreement to permit the transfer of Series 2016-E-I Certificates without registration.

(b) The Series 2016-E-I Certificates may not be transferred, sold, assigned, exchanged, participated, or otherwise conveyed or pledged, hypothecated, rehypothecated, or subjected to the grant of a security interest (each, a “Transfer”), except (i) upon the prior delivery to the Trustee of a Tax Opinion with respect to such transaction and (ii) upon delivery to the Trustee of an Officer’s Certificate of the Transferors certifying that all conditions provided in the Certificate Purchase Agreement have been satisfied, and any such attempted transaction failing to comply with both (i) and (ii) preceding shall be null and void ab initio.

(c) The Series 2016-E-I Certificates shall be issued in fully registered, definitive form.

Section 9.05. FATCA Matters. Each Certificate Owner and Series 2016-E-I Certificateholder, by the purchase of a Certificate or its acceptance of a beneficial interest therein, acknowledges that interest on the Certificates will be treated as United States source interest, and, as such, United States withholding tax may apply. Each such Certificate Owner and Series 2016-E-I Certificateholder further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence such status and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Certificates may be subject to United States withholding tax (without any corresponding gross-up). Without limiting the foregoing, if a payment made under this Supplement would be subject to United States federal withholding tax imposed by FATCA if the recipient of such payment were to fail to comply with FATCA (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Transferors and the Trustee, at the time or times prescribed by the Code and at such time or times reasonably requested by the Transferors or the Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Tranferors or the Trustee to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. In addition, the

Transferors shall deliver to the Trustee, at the time or times prescribed by the Internal Revenue Code and at such time or times reasonably requested by the Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Trustee to comply with its obligations under FATCA, and the Transferors understand that failure to provide such documentation may result in payments being subject to United States withholding tax. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), and including any amendments made to FATCA after the date of this Supplement.

[The signature page follows this page.]

IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, as a Transferor

By:	/s/ Anderson Y. Lee
	Name:	Anderson Y. Lee
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC, as a Transferor

By:	/s/ Brady P. Bagley
	Name:	Brady P. Bagley
	Title:	Vice President and Treasurer

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC, as a Transferor

By:	/s/ David L. Fabricant
	Name:	David L. Fabricant
	Title:	Vice President and Treasurer

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as the Servicer

By:	/s/ David L. Yowan
	Name:	David L. Yowan
	Title:	Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Esther Antoine
	Name:	Esther Antoine
	Title:	Vice President

[Signature page – Series 2016-E-I Supplement]

Schedule 1

Referenced Series	Series Issuance Date	Initial Scheduled Partial Amortization Amount	Referenced Series Supplement attached as:
Series 2013-3	November 13, 2013	$4,336,000	Exhibit F-1
Series 2014-2	July 1, 2014	$8,671,000	Exhibit F-2
Series 2014-3	September 22, 2014	$13,006,000	Exhibit F-3

S-1

EXHIBIT A

FORM OF SERIES 2016-E-I CERTIFICATE

REGISTERED No. R-	INITIAL INVESTED AMOUNT: $26,013,000 INITIAL PRINCIPAL AMOUNT OF THIS SERIES 2016-E-I CERTIFICATE $ 1/

THIS SERIES 2016-E-I CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR STATE SECURITIES LAWS. NEITHER THIS SERIES 2016-E-I CERTIFICATE NOR ANY INTEREST THEREIN MAY BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM AND PURSUANT TO AN EXCEPTION FROM THE INVESTMENT COMPANY ACT OF 1940. THIS SERIES 2016-E-I CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS ON TRANSFER SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN AND THE SERIES SUPPLEMENT REFERRED TO HEREIN.

THIS SERIES 2016-E-I CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF PERSONS INVESTING ASSETS OF A BENEFIT PLAN (AS DEFINED BELOW) OR AN INDIVIDUAL RETIREMENT ACCOUNT OTHER THAN BY INSURANCE COMPANIES INVESTING ASSETS SOLELY OF THEIR GENERAL ACCOUNTS.

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

SERIES 2016-E-I

SERIES 2016-E-I 4.88% ASSET BACKED CERTIFICATE

Expected Final Payment Date:

The latest Scheduled Partial Amortization Date

Each Series 2016-E-I Certificate represents an undivided

interest in the

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST, SERIES 2016-E-I

1 /	Denominations of $1,000,000 and integral multiples of $1,000 in excess thereof.
(Series	2016-E-1 Supplement)

Evidencing an undivided interest in certain assets of a trust, the corpus of which consists primarily of an interest in receivables generated from time to time in the ordinary course of business in a portfolio of credit and charge accounts serviced by

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.,

and other assets and interests constituting Trust Assets under the Pooling and Servicing Agreement referred to below.

(Not an interest in or obligation of American Express Travel Related Services Company, Inc., American Express Centurion Bank, American Express Bank, FSB, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC, American Express Receivables Financing Corporation IV LLC or any of their respective affiliates)

This certifies that American Express Travel Related Services Company, Inc., as Administrative Agent for American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV (the “Series 2016-E-I Certificateholder”), is the registered owner of a fractional undivided interest in certain assets of a trust (the “Trust”) created pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (as amended and restated and as otherwise amended and supplemented, the “Agreement”), as supplemented by the Series 2016-E-I Supplement, dated as of June 7, 2016 (as amended and supplemented, the “Supplement”), among American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC, as transferors (together, the “Transferors”), American Express Travel Related Services Company, Inc., as servicer, and The Bank of New York Mellon (formerly The Bank of New York), a New York banking corporation, as trustee (the “Trustee”). The corpus of the Trust consists of (i) the Transferors’ ownership interest in a portfolio of receivables (the “Receivables”) existing in credit and charge accounts identified under the Agreement from time to time (the “Accounts”), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from cardmembers in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account, the Special Funding Account and any other Series Accounts and (v) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement and the Supplement is set forth below and in the Summary of Terms and Conditions attached hereto and made a part hereof, this Series 2016-E-I Certificate does not purport to summarize the Agreement and the Supplement and reference is made to the Agreement and the Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. Copies of the Agreement, the Supplement (without schedules) and the Certificate Purchase Agreement referenced in the Supplement (the “Certificate Purchase Agreement”) may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement or the Supplement, as applicable.

This Series 2016-E-I Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Supplement, to which Agreement and Supplement, each as amended and supplemented from time to time, the Series 2016-E-I Certificateholder by virtue of the acceptance hereof assents and is bound.

The Series 2016-E-I Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or that is described in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (a “Benefit Plan”). By accepting and holding this Series 2016-E-I Certificate, the holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in this Series 2016-E-I Certificate, the applicable certificate owner or owners shall be deemed to have represented and warranted that it or they are not Benefit Plans.

It is the intent of the Transferors and the Series 2016-E-I Certificateholder that, for so long as the Transferors (or their direct owners) are Series 2016-E-I Certificateholders, for federal, state and local income and franchise tax purposes, the Series 2016-E-I Certificates will constitute an equity interest in the assets of the Trust. The Series 2016-E-I Certificateholder, by the acceptance of this Series 2016-E-I Certificate, agrees to treat this Series 2016-E-I Certificate for federal, state and local income and franchise tax purposes as equity in such assets.

In general, payments of principal with respect to the Series 2016-E-I Certificates are limited to the Invested Amount, which may be less than the unpaid principal balance of the Series 2016-E-I Certificates. Under certain circumstances described in the Agreement and the Supplement, Finance Charge Collections and Principal Collections allocable to Series 2016-E-I will be applied to make payments on Referenced Series prior to being applied to make payments with respect to the Series 2016-E-I Certificates. The Expected Final Payment Date is the Distribution Date in the latest Scheduled Partial Amortization Date, but principal with respect to the Series 2016-E-I Certificates may be paid earlier or later under certain circumstances described in the Agreement and the Supplement.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Series 2016-E-I Certificate shall not be entitled to any benefit under the Agreement or the Supplement or be valid for any purpose.

IN WITNESS WHEREOF, the Transferors have caused this Series 2016-E-I Certificate to be duly executed.

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II

By:
	Name:	Anderson Y. Lee
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC

By:
	Name:	Denise D. Roberts
	Title:	President

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC

By:
	Name:	Denise D. Roberts
	Title:	President

Dated:             , 2016

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the American Express Credit Account Master Trust Series 2016-E-I Certificates described in the within-mentioned Agreement and Supplement.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

or

By:
as Authenticating Agent
for the Trustee

By:
Authorized Signatory

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

SERIES 2016-E-I

SERIES 2016-E-I 4.88% ASSET BACKED CERTIFICATE

Summary of Terms and Conditions

The Receivables consist of Principal Receivables which arise generally from the purchase of goods and services and amounts advanced to cardmembers as cash advances and Finance Charge Receivables. This Series 2016-E-I Certificate is one of a Series of Certificates entitled American Express Credit Account Master Trust, Series 2016-E-I (the “Series 2016-E-I Certificates”), each of which represents a fractional, undivided interest in certain assets of the Trust. The assets of the Trust are allocated in part to the investor certificateholders of all outstanding Series (the “Certificateholders’ Interest”) with the remainder allocated to the Holders of the Transferor Certificates. The aggregate interest represented by the Series 2016-E-I Certificates at any time in the Principal Receivables in the Trust shall not exceed an amount equal to the Invested Amount at such time. The Initial Invested Amount is $26,013,000. The Invested Amount on any date will be an amount equal to the aggregate amount of the Scheduled Partial Amortization Amounts for all Referenced Series. The Scheduled Partial Amortization Amount for any Referenced Series on any date will be an amount equal to (a) the Initial Scheduled Partial Amortization Amount for such Referenced Series, minus (b) the aggregate amount of principal payments made to the Series 2016-E-I Certificateholders in respect of such Referenced Series on or prior to such date, minus (c) an amount equal to such Referenced Series pro rata share of the aggregate amount of Investor Charge-Offs for all prior Distribution Dates pursuant to subsection 4.06, minus (d) the aggregate amount of Reallocated Principal Collections allocated on all prior Distribution Dates pursuant to Section 4.08 allocable to such Referenced Series; plus (e) the amount allocated and available on all prior Distribution Dates pursuant to subsections 4.07(b) and 4.07(d), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided, however, that no Scheduled Partial Amortization Amount may be reduced below zero.

Subject to the terms and conditions of the Agreement, the Transferors may, from time to time, direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates, which will represent fractional, undivided interests in certain of the Trust Assets.

On each Distribution Date, the Paying Agent shall distribute to the Series 2016-E-I Certificateholder of record on the last day of the preceding calendar month (each a “Record Date”) such amounts as are payable to the Series 2016-E-I Certificateholder pursuant to the Agreement and the Supplement. Distributions with respect to this Certificate will be made by the Paying Agent by book transfer or wire transfer to the account of the Series 2016-E-I Certificateholder of record appearing in the Certificate Register without the presentation or surrender of this Series 2016-E-I Certificate or the making of any notation thereon (except for the final distribution in respect of this Series 2016-E-I Certificate). Final payment of this Series 2016-E-I Certificate will be made only upon presentation and surrender of this Series 2016-E-I Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Series 2016-E-I Certificateholder in accordance with the Agreement and the Supplement.

On any day occurring on or after the day on which the Invested Amount is reduced to 5% or less of the Initial Invested Amount, the Transferors have the option to repurchase the Series 2016-E-I Certificateholders’ Interest in the Trust. The repurchase price will be equal to (a) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (b) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day. Following the deposit of the Reassignment Amount in the Collection Account, the Series 2016-E-I Certificateholders will not have any interest in the Receivables and the Series 2016-E-I Certificates will represent only the right to receive such Reassignment Amount.

This Series 2016-E-I Certificate does not represent an obligation of, or an interest in, the Transferors or the Servicer or any affiliate of any of them and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. This Series 2016-E-I Certificate is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth hereinabove and in the Agreement and the Supplement.

The Series 2016-E-I Certificates are issuable only in minimum denominations of $1,000,000 and integral multiples of $1,000. The transfer of this Series 2016-E-I Certificate shall be registered in the Certificate Register upon surrender of this Series 2016-E-I Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Trustee or the Transfer Agent and Registrar, duly executed by the Series 2016-E-I Certificateholder or such Series 2016-E-I Certificateholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Series 2016-E-I Certificates of authorized denominations and for the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

As provided in the Agreement and subject to certain limitations therein set forth, Series 2016-E-I Certificates are exchangeable for new Series 2016-E-I Certificates evidencing like aggregate fractional, undivided interests as requested by the Series 2016-E-I Certificateholder surrendering such Series 2016-E-I Certificates. No service charge may be imposed for any such exchange but the Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Servicer, the Transferors, the Trustee, the Paying Agent and the Transfer Agent and Registrar and any agent of any of them, may treat the person in whose name this Series 2016-E-I Certificate is registered as the owner hereof for all purposes, and none of the Servicer, the Transferors, the Trustee, the Paying Agent, the Transfer Agent and Registrar, or any agent of any of them, shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

THIS SERIES 2016-E-I CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	2/

Signature Guaranteed:

2 /	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT B

FORM OF MONTHLY PAYMENT INSTRUCTIONS AND

NOTIFICATION TO THE TRUSTEE

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

SERIES 2016-E-I

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. (“TRS”), as Servicer pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (as amended and restated and as otherwise amended and supplemented, the “Pooling and Servicing Agreement”), among TRS, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC, as transferors (together, the “Transferors”), and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”), does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement or the Series 2016-E-I Supplement, dated as of July 7, 2016, among TRS, the Transferors and the Trustee (as amended and supplemented, the “Supplement”), as applicable.

2. TRS is the Servicer.

3. The undersigned is a Servicing Officer.

I.	INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to subsections 4.05(a), the Servicer does hereby instruct the Trustee (i) to make withdrawals from the Collection Account on             ,         , which date is a Distribution Date under the Supplement, in the aggregate amounts (equal to the Available Funds) as set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with subsections 4.05(a):

A)	Pursuant to subsection 4.05(a)(i):

(1)	The Monthly Servicing Fee for the preceding Monthly Period, if applicable	$

(2)	Accrued and unpaid Monthly Servicing Fees, if applicable	$

B)	Pursuant to subsection 4.05(a)(ii):

The Referenced Series Shortfall Coverage Amounts applied pursuant to the following sections of the Referenced Series Supplements identified below:

	Section 4.07(a)	Section 4.07(b)	Section 4.07(c)	Section 4.07(d)	Section 4.07(e)	Section 4.07(f)	Section 4.07(g)	Section 4.07(h)	Section 4.07(i)	Section 4.07(k)
Series 20[ ]-[ ] Supplement[1]	$	$	$	$	$	$	$	$	$	$

C)	Pursuant to subsection 4.05(a)(iii):

(1)	Investor Default Amount for the preceding Monthly Period	$

D)	Pursuant to subsection 4.05(a)(iv):

(1)	Interest at the Certificate Rate for the related Interest Accrual Period on the Invested Amount	$

(2)	Monthly Interest previously due but not paid	$

(3)	Additional Interest and any Additional Interest due but not paid	$

Pursuant to subsections 4.05(d) and (f), the Servicer hereby instructs the Trustee (i) to make withdrawals from the Collection Account on                     , which date is a Distribution Date under the Supplement, in the aggregate amounts (equal to the Available Principal Collections) as set forth below in respect of the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with subsections 4.05(d) and (f):

A)	Pursuant to subsection 4.05(d):

On each Distribution Date with respect to the Revolving Period and not during any Scheduled Partial Amortization Period:

(1)	Amount to be treated as Shared Principal Collections	$

B)	Pursuant to subsection 4.05(f):

On each Distribution Date with respect to the Early Amortization Period or Scheduled Partial Amortization Period:

(1)

During any Scheduled Partial Amortization Period, an amount equal to the lesser of (x) the Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date and (y) the aggregate Scheduled Partial Amortization Amount scheduled to be paid on the related Scheduled Partial Amortization Date

$

(2)	During the Early Amortization Period, an amount up to the Invested Amount on such Distribution Date	$

[1]	This item will be repeated for each Referenced Series.

Pursuant to Section 4.07, the Servicer does hereby instruct the Trustee to apply on                     , which is a Distribution Date under the Supplement, any Excess Spread and Excess Finance Charge Collections allocated to Series 2016-E-I as follows:

A)	Pursuant to subsection 4.07(a):

Required Amount applied in the priority set forth in subsections 4.05(a)(i), (ii), (iii) and (iv)	$

B)	Pursuant to subsection 4.07(b):

Aggregate amount of Investor Charge-Offs not previously reimbursed allocated to Available Principal Collections	$

C)	Pursuant to subsection 4.07(c):

Monthly Servicing Fee for such Distribution Date that has not been paid to the Servicer and any Monthly Servicing Fee previously due but not paid to the Servicer	$

D)	Pursuant to subsection 4.07(d):

The aggregate amount by which the Scheduled Partial Amortization Amounts for all Referenced Series have been reduced pursuant to clause (d) of the definition of Scheduled Partial Amortization Amount allocated to Available Principal Collections

$

E)	Pursuant to subsection 4.07(f):

Amount equal to the Series 2016-E-II Shortfall applied under the following sections of the Series 2016-E-II Supplement:

(a)	Section 4.05(a)(i) of the Series 2016-E-II Supplement	$

(b)	Section 4.05(a)(iii) of the Series 2016-E-II Supplement	$

(c)	Section 4.05(a)(iv) of the Series 2016-E-II Supplement	$

(d)	Section 4.07(b) of the Series 2016-E-II Supplement	$

(e)	Section 4.07(c) of the Series 20160E-II Supplement	$

(f)	Section 4.07(d) of the Series 2016-E-II Supplement	$

F)	Pursuant to subsection 4.07(g):

Amount distributed to the Holders of the Transferor Certificates	$

Pursuant to Section 4.08, the Servicer does hereby instruct the Trustee to apply on                     , which is a Distribution Date under the Pooling and Servicing Agreement, $         of Reallocated Principal Collections to fund the Referenced Series Adjusted Shortfall, if any, of each Referenced Series pursuant to Section 4.05(a)(ii).

A)	Amount to fund Series 20[ ]-[ ]’s Referenced Series Adjusted Shortfall:[2]

Amount applied with respect to Series 20[ ]-[ ] pursuant to Section 4.05(a)(ii)	$

II.	INSTRUCTION TO MAKE CERTAIN PAYMENTS

Pursuant to Section 5.01 of the Series Supplement, the Servicer does hereby instruct the Trustee to pay in accordance with Section 5.01 from amounts held by the Trustee that are allocated and available, on                     , which date is a Payment Date under the Supplement, the following amounts as set forth below:

A)	Pursuant to subsection 5.01(a):

Interest to be distributed to the Series 2016-E-I Certificateholders	$

B)	Pursuant to subsection 5.01(b):

On the Expected Final Payment Date, a Scheduled Partial Amortization Date or a Special Payment Date, principal to be distributed to the Series 2016-E-I Certificateholders	$

III.	ACCRUED AND UNPAID AMOUNTS

After giving effect to the withdrawals and transfers to be made in accordance with this notice, the following amounts will be accrued and unpaid with respect to all Monthly Periods preceding the current calendar month.

[2]	This Item (A) will be repeated for each Referenced Series.

1.	Subsection 4.06:

The aggregate amount of all unreimbursed Investor Charge-Offs	$

2.	Subsection 4.06 and 4.08:[3]

The aggregate amount by which the Scheduled Partial Amortization Amount for Series 20[ ]-[ ] has been reduced pursuant to clauses (c) and (d) of the definition of Scheduled Partial Amortization Amount	$

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this      day of         ,         .

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer

By:
Name:
Title:

[3]	This Item III.2 will be repeated for each Referenced Series.

EXHIBIT C-1

FORM OF MONTHLY STATEMENT

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

A. TRUST ACTIVITY	TRUST TOTALS
Record Date
Number of days in Monthly Period
Beginning Number of Accounts
Beginning Principal Receivable Balance, including any Additions or Removals, or Adjustments of Principal Receivables during the Monthly Period	$
a.Addition of Principal Receivables	$
b.Removal of Principal Receivables	$
c.Adjustments to Principal Receivables	$
Special Funding Account Balance	$
Beginning Total Principal Balance	$
Finance Charge Collections (excluding Recoveries)	$
Collections of Discount Option Receivables	$
Recoveries	$
Total Collections of Finance Charge Receivables	$
Total Collections of Principal Receivables	$
Monthly Payment Rate		%
Defaulted Amount	$
Annualized Default Rate		%
Annualized Default Rate, Net of Recoveries		%
Trust Portfolio Yield		%
New Principal Receivables	$
Ending Number of Accounts
Ending Principal Receivables Balance	$
Ending Required Minimum Principal Balance	$
Ending Transferor Amount	$
Ending Special Funding Account Balance	$
Ending Total Principal Balance	$
Ending Total Receivables	$

B. SERIES ALLOCATIONS
Group Number
Invested Amount	$
Adjusted Invested Amount	$
Principal Funding Account Balance	$

C-1-1

Series Required Transferor Amount	$
Series Allocation Percentage		%
Series Allocable Finance Charge Collections	$
Series Allocable Recoveries	$
Series Allocable Principal Collections	$
Series Allocable Defaulted Amount	$

C. GROUP ALLOCATIONS (1)
Group Number
Invested Amount	$
Investor Finance Charge Collections	$
Investor Monthly Interest	$
Investor Default Amount	$
Investor Monthly Fees	$
Investor Additional Amounts	$
Total	$

Reallocated Investor Finance Charge Collections	$
Investment Funding Account Proceeds	$
Available Excess	$

Group Investor Finance Charge Collections	$
Group Expenses	$
Group Reallocable Investor Finance Charge Collections	$

(1)	Series 2009-D-II, Series 2016-E-I and Series 2016-E-II do not share in group allocations with other series. Therefore, certain figures set forth in section “B. Series Allocations” above, which include Series 2009-D-II, Series 2016-E-I and Series 2016-E-II, will not equal the corresponding figures set forth in this section “C. Group Allocations.”

D. TRUST PERFORMANCE
Delinquencies		Dollar Amount	Percentage of Ending Total Receivables		Number of Accounts	Percentage of Total Number of Accounts
	31-60 Days Delinquent	$		%			%
	61-90 Days Delinquent	$		%			%
	90-120 Days Delinquent	$		%			%
	120+ Days Delinquent	$		%			%
	Total 30+ Days Delinquent	$		%			%

Losses

C-1-2

Ending Principal Receivables Balance
Defaulted Amount
Recoveries
Net Default Amount
Annualized Default Rate	%
Annualized Recovery Rate	%
Annualized Default Rate, Net of Recoveries	%
Number of Accounts Experiencing a Loss
Number of Accounts Experiencing a Recovery
Average Net Default Amount per Account Experiencing a Loss

E. REPURCHASES AND REPLACEMENTS
Information required by Rule 15Ga-1(a) concerning the Trust:
[No activity to report for reporting period.]
Most recent Form ABS-15G:
Form ABS-15G filed on under CIK number

F. ASSET REVIEW
Information required by Item 1121(d)(1) of Regulation AB concerning the Trust:
[No activity to report for reporting period.]
Information required by Item 1121(d)(2) of Regulation AB concerning the Trust:
[There has been no change to the Asset Representation Reviewer during the reporting period.]

G. INVESTOR COMMUNICATION
Information required by Item 1121(e) of Regulation AB concerning the Trust:

[No activity to report for reporting period.]

[On [            ], 20[    ], [            ] received a request from [            ] expressing an interest in communicating with other investors with regard to the possible exercise of rights under [TRANSACTIONAL AGREEMENT]. The requesting investor may be contacted at:

[ADDRESS] [PHONE NUMBER] [EMAIL]]
SERIES 2016-E-I CERTIFICATES

A. INVESTOR/ TRANSFEROR ALLOCATIONS	SERIES ALLOCATIONS	TOTAL INVESTOR INTEREST	TRANSFERORS’ INTEREST
Beginning Invested Amount/Transferor Amount	$	$	$
Beginning Adjusted Invested Amount	$	$	$

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Floating Allocation Percentage		%		%		%
Principal Allocation Percentage		%		%		%
Collections of Finance Charge Receivables	$		$		$
Collections of Principal Receivables	$		$		$
Defaulted Amount	$		$		$
Ending Invested Amount/Transferor Amount	$		$		$

B. MONTHLY PERIOD FUNDING REQUIREMENTS							TOTAL
LIBOR Determination Date							N/A
Coupon ( / / to / / )								%
Monthly Interest Due							$
Outstanding Monthly Interest Due							$
Additional Interest Due							$
Total Interest Due							$
Investor Default Amount							$
Investor Monthly Fees Due							$
Investor Additional Amounts Due							$
Total Due							$

Investor Finance Charge Collections							$
Series Adjusted Portfolio Yield								%
Base Rate								%
Excess Spread Percentage								%

C. CERTIFICATES – BALANCES AND DISTRIBUTIONS							TOTAL
Beginning Certificates Balance							$
Distributions of Interest							$

C-1-4

Distributions of Principal	$

Total Distributions	$

Ending Certificates Balance	$

D)	Information regarding distributions on the Distribution Date in respect of the Series 2016-E-I Certificates per $1,000 certificate principal amount

(1)	The total amount of the distribution	$

(2)	The amount of the distribution in respect of Monthly Interest	$

(3)	The amount of the distribution in respect of Outstanding Monthly Interest	$

(4)	The amount of the distribution in respect of Additional Interest	$

(5)	The amount of the distribution in respect of principal of the Series 2016-E-I Certificates	$

E)	Amount of reductions in the Scheduled Partial Amortization Amounts pursuant to clauses (c) and (d) of the definition of Scheduled Partial Amortization Amount on such Distribution Date

(1)

The amount of reductions in the Scheduled Partial Amortization Amount for each of the following Referenced Series pursuant to clauses (c) and (d) of the definition of Scheduled Partial Amortization Amount:

	(a)	Series 20[ ]-[ ]	$	[1]

(2)	The amount of the aggregate reductions in the Scheduled Partial Amortization Amounts per $1,000 certificate principal amount		$

(3)	The total amount reimbursed in respect of the reductions in the Scheduled Partial Amortization Amount for each of the following Referenced Series

	(a)	Series 20[ ]-[ ]	$	[2]

[1]	This Item (E)(1)(a) will be repeated for each Referenced Series.
[2]	This Item (E)(3)(a) will be repeated for each Referenced Series.

C-1-5

(4)	The aggregate amount reimbursed in respect of such reductions in the Scheduled Partial Amortization Amounts per $1,000 certificate principal amount	$

(5)	The amount, if any, by which the outstanding principal balance of the Series 2016-E-I Certificates exceeds the Invested Amount after giving effect to all transactions on such Distribution Date	$

F. SCHEDULED PARTIAL AMORTIZATION AMOUNTS / SERIES 2016-E-I INVESTED AMOUNT	Beginning Scheduled Partial Amortization Amount	Distributions of Principal	Pro rata share of Investor Charge-Offs	Reallocated Principal Collections Applied	Reimburse- ments	Ending Scheduled Partial Amortization Amount
Series 20[ ]-[ ][3]
Series 2016-E-I Invested Amount (aggregate of Scheduled Partial Amortization Amounts)

G. APPLICATION OF INVESTOR FINANCE CHARGE COLLECTIONS
1. AVAILABLE FUNDS						$
a. Monthly Servicing Fee						$
b. Aggregate application of Referenced Series Shortfall Coverage Amounts						$
c. Investor Default Amount (treated as Available Principal Collections)						$
d. Monthly Interest						$
e. Outstanding Monthly Interest						$
f. Additional Interest						$
2. EXCESS SPREAD						$

H. REALLOCATED PRINCIPAL COLLECTIONS
1. Principal Allocation Percentage							%
2. Series 2016-E-I Allocable Principal Collections						$
3. Principal Allocation Percentage of Series 2016-E-I Allocable Principal Collections						$

[3]	This item will be repeated for each Referenced Series.

C-1-6

4. Aggregate amount of Reallocated Principal Collections required to fund the Referenced Series Adjusted Shortfalls		$
5. Item 3 minus Item 4		$
6. Shared Principal Collections from other Series allocated to Series 2016-E-I		$
7. Other amounts treated as Available Principal Collections		$
8. Available Principal Collections (total of items 5, 6 and 7)		$

I. APPLICATION OF AVAILABLE PRINCIPAL COLLECTIONS DURING REVOLVING PERIOD
1. Treated as Shared Principal Collections	$	$

J. APPLICATION OF PRINCIPAL COLLECTIONS DURING SCHEDULED PARTIAL AMORTIZATION PERIOD OR EARLY AMORTIZATION PERIOD
1. Retained during an Early Amortization Period	$	$
2. Aggregate application to fund the Scheduled Partial Amortization Amounts during a Scheduled Partial Amortization Period	$	$
3. Treated as Shared Principal Collections	$	$

K. APPLICATION OF EXCESS SPREAD AND EXCESS FINANCE CHARGE COLLECTIONS ALLOCATED TO SERIES 2016-E-I
1. Excess Spread	$	$
2. Excess Finance Charge Collections	$	$
3. Applied to fund Required Amount	$	$
4. Investor Charge-Offs treated as Available Principal Collections	$	$
5. Applied to unpaid Monthly Servicing Fee	$	$
6. Aggregate reimbursement of reductions of Scheduled Partial Amortization Amounts treated as Available Principal Collections	$	$
7. Applied to fund Series 2016-E-II Shortfall	$	$
8. Remaining Excess Spread distributed to Holders of Transferor Certificate	$	$

L. APPLICATION OF FUNDS TO THE REFERENCED SERIES	Referenced Series Adjusted Shortfall	Referenced Series Shortfall Coverage Amount	Allocable portion of Reallocated Principal Collections	Applied to fund Scheduled Partial Amortization Amount	Reimbursements of reductions of Scheduled Partial Amortization Amount
Series 20[ ]-[ ][4]
Aggregate for all Referenced Series

[4]	This item will be repeated for each Referenced Series.

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M. APPLICATION OF FUNDS FROM SERIES 2016-E-II
1. Applied under Section 4.05	$
a. Shortfalls in Monthly Servicing Fee	$
b. Shortfalls in Investor Default Amount (treated as Available Principal Collections)	$
c. Shortfalls in Monthly Interest, Outstanding Monthly Interest and Additional Interest	$
2. Applied under Section 4.07	$
a. Shortfalls in Investor Charge-Offs treated as Available Principal Collections	$
b. Shortfalls in unpaid Monthly Servicing Fee	$
c. Shortfalls in reimbursements of reductions of Scheduled Partial Amortization Amounts treated as Available Principal Collections	$

N. YIELD AND BASE RATE
1. Base Rate
Current Monthly Period		%
Prior Monthly Period		%
Second Prior Monthly Period		%
2. Three Month Average Base Rate		%
3. Series Adjusted Portfolio Yield
Current Monthly Period		%
Prior Monthly Period		%
Second Prior Monthly Period		%
4. Three Month average Series Adjusted Portfolio Yield		%

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EXHIBIT C-2

FORM OF ANNUAL PAYMENT INFORMATION

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

SERIES 2016-E-I

FOR THE YEAR ENDED DECEMBER 31, 20[    ]

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc. (“TRS”), as Servicer pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (as amended and restated and as otherwise amended and supplemented, the “Pooling and Servicing Agreement”), among TRS, American Express Receivable Financing Corporation II, American Express Receivable Financing Corporation III LLC and American Express Receivable Financing Corporation IV LLC, as transferors (together, the “Transferors”) and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”), does hereby certify as follows:

Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement or the Series 2016-E-I Supplement, dated as of July 7, 2016, among TRS, the Transferors and the Trustee (as amended and supplemented, the “Supplement”), as applicable.

Pursuant to Section 5.01 of the Series Supplement, the Servicer instructed the Trustee to pay in accordance with Section 5.01 from the Interest Funding Account or the Principal Funding Account, as applicable, the following aggregate amounts during the year ended December 31, 20[    ]:

A)	Pursuant to subsection 5.01(a):

Interest distributed to Series 2016-E-I Certificateholders	$

B)	Pursuant to subsection 5.01(b):

On the Expected Final Payment Date, a Scheduled Partial Amortization Date or a Special Payment Date, if applicable, principal distributed to the Series 2016-E-I Certificateholders	$

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this [    ] day of January, 20[    ].

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., as Servicer

By:
Name:
Title:

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EXHIBIT D

FORM OF MONTHLY SERVICER’S CERTIFICATE

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer (“TRS”), pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006 (as amended and restated and as otherwise amended and supplemented, the “Agreement”), as supplemented by the Series Supplements (as amended and supplemented, the “Series Supplements”), among TRS, as Servicer, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC, as Transferors, and The Bank of New York (formerly The Bank of New York), as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

2. TRS is, as of the date hereof, the Servicer under the Agreement.

3. The undersigned is a Servicing Officer.

4. This Certificate relates to the Distribution Date occurring on              , 20     and covers activity from              , 20     through              , 20    .

5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default; if applicable, insert “None”].

6. As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event occurred on or prior to such Distribution Date.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this      day of         , 20    .

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.,
as Servicer

By:
Name:
Title:

D-1

EXHIBIT E

SERIES 2016-E-II SUPPLEMENT

[Available Upon Request]

E-1

EXHIBIT F-1

SERIES 2013-3 SUPPLEMENT

[Available Upon Request]

F-1

EXHIBIT F-2

SERIES 2014-2 SUPPLEMENT

[Available Upon Request]

F-2

EXHIBIT F-3

SERIES 2014-3 SUPPLEMENT

[Available Upon Request]

F-3